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                                                                      EXHIBIT 11

                           MORTGAGE AND REALTY TRUST

           SCHEDULE OF NET INCOME PER SHARE -- ASSUMING FULL DILUTION

                        FOR THE YEAR ENDED SEPTEMBER 30,

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                                                                     1994             1993             1992
                                                                ---------------  ---------------  ---------------
BASIS:
Net loss......................................................  $   (21,590,000) $   (53,969,000) $   (37,472,000)
Average common shares outstanding.............................       11,226,000       11,080,000       11,076,000
20% limitation on assumed repurchase..........................        2,245,000        2,216,000        2,215,000
Market price at the end of the period.........................            $.375            $.375           $1.125
Options outstanding...........................................          426,000          452,500          584,500

COMPUTATION:
Proceeds:
  Options.....................................................          426,000          452,500          584,500
  Average exercise price......................................         X  $5.37         X  $5.36         X  $8.15
                                                                ---------------  ---------------  ---------------
                                                                $     2,288,000  $     2,425,000  $     4,764,000
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Adjustment of proceeds:
  Purchase of outstanding common shares at market.............  $       842,000  $       831,000  $     2,492,000
  Retirement of debt..........................................        1,446,000        1,594,000        2,272,000
                                                                ---------------  ---------------  ---------------
                                                                $     2,288,000  $     2,425,000  $     4,764,000
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Adjustment of net loss:
  Net loss before gain on sales of real estate................  $   (21,590,000) $   (53,969,000) $   (37,472,000)
  Interest reduction..........................................          155,000          135,000          176,000
                                                                ---------------  ---------------  ---------------
    Adjusted net loss.........................................  $   (21,435,000) $   (53,834,000) $   (37,296,000)
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Adjustment of shares outstanding:
  Average shares outstanding..................................       11,226,000       11,080,000       11,076,000
  Net shares repurchased......................................       (1,819,000)      (1,764,000)      (1,631,000)
                                                                ---------------  ---------------  ---------------
    Adjusted shares outstanding (basis for computation of net
     income per share -- assuming full dilution)..............        9,407,000        9,316,000        9,445,000
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
Fully diluted earnings per share:
  Net loss....................................................          $(2.28)          $(5.78)          $(3.95)
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

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NOTE  -- Primary  earnings per share  is based  on the average  number of shares outstanding.
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